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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-59704), as amended of El Paso Corporation of our report dated March 19, 2001, appearing in the Current Report as amended on Form 8-K/A of El Paso Corporation dated May 17, 2001 and to the reference to us under the heading "Experts" included in the Registration Statement on Form S-3 (No. 333-59704).

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas
January 8, 2002